                      COLUMBIA INSURANCE CORPORATION, LTD.             EXHIBIT 1

                   INTERIM REPORT RULE 24 - FILE NO. 70-8905
            DESCRIPTION OF CURRENT BUSINESS WRITTEN THROUGH: 6/30/01

ALL RISK PROPERTY
-----------------

PERIOD                   PER OCC/ AGGREGATE                        DEDUCTIBLE              FRONTER

6/30/96-97               $500,000-$650,000/$3MM                 $100,000-250,000          Arkwright

6/30/97-98               $500,000-$650,000/$3MM                 $100,000-250,000          Arkwright

6/30/98-99               $500,000-$650,000/$3MM                 $100,000-250,000    Hartford Steam Boiler

6/30/99-00               $500,000-$650,000/$3MM                 $100,000-250,000    Hartford Steam Boiler

6/30/00-01               $500,000-$650,000/$3MM                 $100,000-250,000    Hartford Steam Boiler

GENERAL/AUTO LIABILITY
----------------------
                         LAYER/PER OCC/AGG LIMIT                   ATTACHMENT              FRONTER

7/1/96-97                Primary  US$800,000/3,000,000              $200,000                 AEGIS

                         Excess  US$1,000,000/1,000,000            $1,000,000                AEGIS

7/1/97-98                Primary  US$800,000/3,800,000*             $200,000                 AEGIS

                         Excess  US$1,000,000/1,500,000*           $1,000,000                AEGIS

7/1/98-99                Primary  US$800,000/3,000,000              $200,000                 AEGIS

                         Excess  US$1,000,000/1,000,000            $1,000,000                AEGIS

7/1/99-00                Primary  US$800,000/3,000,000              $200,000                 AEGIS

                         Excess  US$1,000,000/1,000,000            $1,000,000                AEGIS

7/1/00-01                Primary  US$800,000/3,000,000              $200,000                 AEGIS

                         Excess  US$1,000,000/1,000,000            $1,000,000                AEGIS

LONG-TERM DISABILITY
--------------------

PERIOD                   PER OCC/ AGGREGATE                        DEDUCTIBLE              FRONTER

1/1/99-00                Unlimited/$7.0MM                              $0                  Wausau

1/1/00-01                Unlimited/$10.2MM                             $0              Liberty Mutual

1/1/01-7/1/01            Unlimited/$4.6MM                              $0              Liberty Mutual

* Limits for the 1997/98 reinsurance were changed retroactively. There was no change in 1998-99 limits.